UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 1, 2011, Somaxon Pharmaceuticals, Inc. (“Somaxon”) held its annual meeting of stockholders. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.	To elect the following two directors for a three-year term to expire at the 2014 Annual Meeting of Stockholders:

		VOTING AUTHORITY	BROKER
DIRECTOR NAME	SHARES VOTED FOR	WITHHELD	NON-VOTE
David F. Hale	12,825,657	376,722	22,177,014
Michael L. Eagle	12,807,460	394,919	22,177,014

In accordance with the above result, each nominee was elected to serve as a director.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Somaxon’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

			BROKER
FOR	AGAINST	ABSTAIN	NON VOTE
34,511,176	605,437	262,780	0

In accordance with the above results, the ratification of PricewaterhouseCoopers LLC was approved.

3.	To approve, on an advisory basis, the compensation of Somaxon’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission:

			BROKER
FOR	AGAINST	ABSTAIN	NON VOTE
12,564,853	489,339	148,187	22,177,014

In accordance with the above results, the compensation of Somaxon’s named executive officers was approved.

4.	To vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of Somaxon’s named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every one, two or three years, received the following votes:

				BROKER
ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	NON VOTE
4,742,534	142,348	8,247,848	69,649	22,177,014

In accordance with the above results, the option to hold the stockholder vote to approve the compensation of Somaxon’s named executive officers every three years was selected by the stockholders. The Company intends, absent changed circumstances, to hold the stockholder vote to approve the compensation of Somaxon’s named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: June 3, 2011
	By:	/s/ Matthew W. Onaitis
Name: Matthew W. Onaitis Title: Senior Vice President and General Counsel